Exhibit 99.2
News Release
FOR IMMEDIATE RELEASE
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com
MERGE HEALTHCARE ANNOUNCES CORPORATE REORGANIZATION
Milwaukee , WI , June 4, 2008 - Merge Healthcare Incorporated (NASDAQ: MRGE; TSX: MRG), a medical imaging software and services company, today announced the reorganization of its business operations and a change in executive management. The details include:
Reorganization
•	In conjunction with the management changes described below, the company is reorganizing and renaming its operating divisions. Merge Healthcare North America (MHNA) has been renamed Merge Fusion; and Cedara, its operating division located in Toronto, Ontario, will be renamed Merge OEM.
•	Total worldwide headcount will be reduced by approximately 60 people, to approximately 300 employees. The Company anticipates that these reductions will result in a charge of at least $6 million in its financial statements for the second quarter ending June 30, 2008. The charge is expected to include at least $5 million in employee severance costs related to these headcount reductions and the management changes described below and at least $1 million in costs related to the early termination of office leases. Most of the severance costs will be payments to executives over the next 12 months pursuant to the terms of pre-existing employment agreements.
•	The Company expects to also incur additional costs associated with the early termination of certain vendor contracts, which it cannot currently estimate.
•	The Company anticipates incurring additional non-cash charges during the second quarter ending June 30, 2008 associated with the reorganization. These non-cash charges include approximately $1 million of trade name impairment costs and approximately $2 million of stock-based compensation costs associated with the accelerated vesting of certain restricted stock and stock options of terminated employees.
Executive Team Changes
•	Today, the Company accepted the resignations of four Company officers: Mr. Kenneth Rardin (CEO), Steven Norton (CFO), Gary Bowers (President of the Company’s Merge North America division) and Loris Sartor (President of the Company’s Cedara/Merge OEM division). The Company’s Board of Directors has determined that, in light of the above-described restructuring steps, these officers are entitled to full severance benefits under their pre-existing employment agreements.
Also today, the Company appointed the following four new Company officers:
•	Justin C. Dearborn — the Company’s new Chief Executive Officer. Mr. Dearborn comes to Merge with diverse experience in operational, financial and legal roles. Since September 2006, Mr. Dearborn has served as Managing Director and General Counsel of Merrick Ventures, LLC (“Merrick”), an affiliate of Merrick RIS, LLC. Prior to Merrick Ventures, Mr. Dearborn spent over 9 years at Click Commerce, Inc. (“Click”), a publicly-traded software and services company that was acquired by Illinois Tool Works, Inc. (“ITW”) in October of 2006. During the initial years of his tenure at Click, Mr. Dearborn served as Vice President and General Counsel, and, among other duties, was instrumental in its acquisition and business integration efforts. From 2003 to 2006, Click Commerce acquired and integrated eight software companies.

Mr. Dearborn’s last role at Click was as the General Manager of a Click software and services business unit. Mr. Dearborn has resigned his position with Merrick Ventures effective immediately.
•	Steven M. Oreskovich — the Company’s new Chief Financial Officer. Mr. Oreskovich has served in a progression of roles at the Company, starting as its Vice President and Corporate Controller, then becoming as its Chief Accounting Officer and interim Treasurer and interim Secretary and most recently serving as its Vice President of Internal Audit. Before joining the Company, Mr. Oreskovichworked as an auditor at PriceWaterhouseCoopers LLP. Mr. Oreskovich holds a B. S. in Accounting from Marquette University.
•	Nancy J. Koenig — President of the Company’s newly-renamed Merge Fusion Division. Ms. Koenig comes to Merge from Merrick Healthcare Solutions (a Merrick Ventures portfolio company), where she served as its CEO. Prior to joining Merrick Ventures in the fall of 2007, Ms. Koenig was the President of Click during its integration as a subsidiary of ITW. Nancy joined Click in 1999 as the Director of Business Consulting and held various positions, including serving as the head of Click’s European Operations, its Vice President of Product Operations and Marketing and its Executive Vice President — Operations. She became Click’s President in 2006. Ms. Koenig has resigned her position with Merrick Healthcare effective immediately.
•	Antonia Wells — the new President of the Company’s newly-renamed Merge OEM Division. Ms. Wells has over 25 years of business management experience, including leadership roles in IT, enterprise system implementation, process re-engineering and human resources. Since joining the Company in 1999, Ms. Wells has been responsible for Merge OEM’s contract management, quality/regulatory affairs, manufacturing, order management, professional services and internal infrastructure. Since June of 2005, she has served as Merge OEM’s Vice President of Customer Operations.
The Company is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.mergehealthcare.com.
Cautionary Notice Regarding Forward-Looking Statements
This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding: our sale of the term note and common stock in the financing and the use of proceeds there from, our future business prospects, our ability to execute on our strategies to grow our business and our ability to settle the class action on the terms described herein. Although the Company presently believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company does not give, and cannot give, any assurance that those expectations will be achieved.
Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: unexpected difficulties or additional costs associated with the business reorganization; unanticipated issues associated with realizing the projected growth and the projected cost savings from the business reorganization; the uncertainty created by and the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management and capital structure; the dilution resulting from the Company’s financing; risks associated with the Company’s inability to meet the requirements of The Nasdaq Stock Market for continued listing, including possible delisting; costs, risks and effects of legal proceedings and investigations, including the formal investigation being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks and effects of the past restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the court in the Company’s class action settlement failing to approve the proposed settlement; the plaintiff, the codefendants or the insurance carriers failing to settle the case on the terms agreed to in the agreement in principle; risks in product and technology development, market acceptance of new products and continuing product demand; the impact of competitive products and pricing; continued negative effects of the Deficit Reduction Act; limited acceptance of digital modalities and RIS-PACS and workflow technologies; changing economic conditions; credit and payment risks associated with end-user sales, the Company’s dependence on major customers; the Company’s dependence on key personnel; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission.
You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.